                                                                   EXHIBIT 10.18

                              AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

                         COPPER MOUNTAIN NETWORKS, INC.

                                OCTOBER 9, 1998

SECTION 1.  General.........................................................  2
       1.1  Definitions.....................................................  2
SECTION 2.  Registration; Restrictions on Transfer..........................  3
       2.1  Restrictions on Transfer........................................  3
       2.2  Demand Registration.............................................  4
       2.3  Piggyback Registrations.........................................  6
       2.4  Form S-3 Registration...........................................  7
       2.5  Expenses of Registration........................................  8
       2.6  Obligations of the Company......................................  8
       2.7  Termination of Registration Rights..............................  9
       2.8  Delay of Registration; Furnishing Information................... 10
       2.9  Indemnification................................................. 10
      2.10  Assignment of Registration Rights............................... 12
      2.11  Amendment of Registration Rights................................ 12
      2.12  Limitation on Subsequent Registration Rights.................... 12
      2.13  "Market Stand-Off" Agreement.................................... 13
      2.14  Rule 144 Reporting.............................................. 13
SECTION 3.  Covenants of the Company........................................ 14
       3.1  Basic Financial Information and Reporting....................... 14
       3.2  Inspection Rights............................................... 14
       3.3  Confidentiality of Records...................................... 15
       3.4  Reservation of Common Stock..................................... 15
       3.5  Employee Lock-Up and Stock Vesting.............................. 15
       3.6  Proprietary Information and Inventions Agreement................ 15
       3.7  Directors' Liability and Indemnification........................ 15
       3.8  Board Observation Rights........................................ 15
       3.9  Nondisclosure Agreement......................................... 16
      3.10  Qualified Small Business........................................ 17
      3.11  Legends......................................................... 19
      3.12  Issuance of Additional Shares................................... 19

                                      i.

      3.13  Directed Share Program.......................................... 19
      3.14  Termination of Covenants........................................ 20
SECTION 4.  Rights of First Refusal......................................... 20
       4.1  Subsequent Offerings............................................ 20
       4.2  Exercise of Rights.............................................. 20
       4.3  Rights of Oversubscription...................................... 20
       4.4  Issuance of Equity Securities to Other Persons.................. 21
       4.5  Termination of Rights of First Refusal.......................... 21
       4.6  Transfer of Rights of First Refusal............................. 21
       4.7  Excluded Securities............................................. 21
SECTION 5.  Miscellaneous................................................... 22
       5.1  Governing Law................................................... 22
       5.2  Survival........................................................ 22
       5.3  Successors and Assigns.......................................... 22
       5.4  Entire Agreement................................................ 22
       5.5  Severability.................................................... 23
       5.6  Amendment and Waiver............................................ 23
       5.7  Delays or Omissions............................................. 23
       5.8  Notices......................................................... 23
       5.9  Attorneys' Fees................................................. 24
      5.10  Titles and Subtitles............................................ 24
      5.11  Counterparts.................................................... 24
      5.12  Aggregation of Holdings......................................... 24

                                      ii.

                        COPPER MOUNTAIN NETWORKS, INC.

                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 9th day of October, 1998, by and among COPPER MOUNTAIN NETWORKS, INC., a California corporation (the "Company") and the purchasers of the Company's Series A Preferred Stock ("Series A Preferred Stock"), Series B Preferred Stock ("Series B Preferred Stock"), Series C Preferred Stock ("Series C Preferred Stock") and Series D Preferred Stock ("Series D Preferred Stock") set forth on Exhibit A hereto. The purchasers of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock set forth on Exhibit A hereto shall be referred to hereinafter as the "Investors" and each individually as an "Investor." The term "Investor" shall include Silicon Valley Bank solely with respect to Section 2 hereof.

                                   RECITALS

     WHEREAS, certain of the Investors hold shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and such Investors possess certain rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated October 29, 1997 (the "Prior Agreement");

     WHEREAS, the undersigned Investors who hold Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

     WHEREAS, the Company desires to grant Silicon Valley Bank rights solely with respect to Section 2 hereof and Silicon Valley Bank agrees to be bound by the obligations set forth in Section 2 as an "Investor" and "Holder" hereunder;

     WHEREAS, the Company proposes to sell and issue up to 3,300,000 shares of its Series D Preferred Stock (the "Series D Financing") to certain of the Investors pursuant to a Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement");

     WHEREAS, as a condition to entering into the Purchase Agreement, the purchasers of the Company's Series D Preferred Stock have requested that the Company extend to them the registration rights, information rights and other rights set forth below; and

     WHEREAS, in connection with the consummation of the Series D Financing, the Company and the Investors desire to provide for rights to be granted to and covenants to be made with the Investors and the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors as to certain matters as set forth herein and the Investors who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.

                                       1.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.  GENERAL

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "HOLDER" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section
2.10 hereof.

          "INITIAL PUBLIC OFFERING" means the Company's first public offering of its Common Stock registered under the Securities Act.

          "PREFERRED STOCK" means the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

          "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; (ii) for purposes of Section 2 hereof only, Common Stock of the Company issued to Silicon Valley Bank upon exercise of a warrant to purchase 25,000 shares of Series C Preferred Stock issued to Silicon Valley Bank; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

          "REGISTRATION EXPENSES" shall mean all expenses incurred pursuant to Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders (not to exceed $10,000) and the expense of any independent accountants incident to or required thereby (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                                       2.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "SHARES" shall mean the Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

          "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1  RESTRICTIONS ON TRANSFER.

          (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (III) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its subsidiaries or to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) a trust to its grantors in accordance with their trust interests, or (E) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (B) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with

                                       3.

a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (C) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  DEMAND REGISTRATION.

          (A) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than twenty-five percent (25%) of the shares of Preferred Stock then outstanding (or shares of Common Stock issued upon conversion of the Preferred Stock or a combination of such issued Common Stock and such Preferred Stock) (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be

                                       4.

reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities hereunder on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (C) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (I) prior to the earlier of (A) September 30, 2000 or (B) six months after the Initial Public Offering; or

               (II) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Million Dollars ($5,000,000), unless such registration pertains to the Company's Initial Public Offering, in which case the Company shall not be required to effect such registration unless the aggregate gross proceeds of such offering and the per share issuance price are sufficient to cause the automatic conversion to Common Stock of all outstanding shares of the Company's Preferred Stock; or

               (III) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

               (IV) during the period commencing with the filing of a registration statement pertaining to the Initial Public Offering and ending on the date one hundred eighty (180) days following the effective date of such registration statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

               (V) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board of the Company stating that the Company has engaged in discussions with underwriters regarding an Initial Public Offering and intends to file a registration statement related thereto as soon as practicable, in which event the Company shall have the right to defer the filing requested by the Initiating Holders for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, or

               (VI) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the

                                       5.

Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities being offered in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.

          (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.5 hereof.

                                       6.

     2.4 FORM S-3 REGISTRATION. Following the Company's Initial Public Offering, the Company will use its best efforts to qualify for an offering on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (I) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (II) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000), or

               (III) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (IV) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

               (V) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (C) Subject to the foregoing, the Company shall file a Form S-3 Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                                       7.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is made based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or
Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section
2.4 to a demand registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that such 120-day period shall be extended by the number of days such Holder or Holders are not permitted to sell pursuant to either a written lock-up agreement with an underwriter of the Company's securities or a written request of an underwriter of the Company's securities to refrain from selling Registrable Securities;

          (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (C) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (D) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                                       8.

          (E) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (F) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (G) furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities;

          (H) use its best efforts to have the Company's Common Stock listed on the Nasdaq National Market or a stock exchange; and

          (I) use its best efforts to obtain a transfer agent, a registrar and a cusip number for the Company's Common Stock.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect after the fifth anniversary of the closing of the Company's Initial Public Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Public Offering and is subject to the provisions of the Exchange Act and (ii) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

                                       9.

     2.8  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (A) To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened to which they may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the

                                      10.

meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation or threatened litigation to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (C)  Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s)

                                      11.

that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (E) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, grantor, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company; (ii) the Holders of at least two-thirds of the Registrable Securities then outstanding, voting together as a separate class; and (iii) if such amendment materially adversely affects solely the rights, preferences and privileges of the Series D Preferred Stock, the written consent of the holders of at least fifty percent (50%) of the Series D Preferred Stock then outstanding, voting together as a separate class shall also be required. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions of this Section 2.11 hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights.

                                      12.

     2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               (I) such agreement shall apply only to the Company's Initial Public Offering;

               (II) all officers and directors of the Company, each Holder and holders of at least one percent (1%) of the Company's outstanding shares of capital stock (calculated on an as-converted-to-common-stock basis) enter into similar agreements; and

               (III) such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreement by the Company or representatives of the underwriters shall apply to all persons subject to such agreement pro rata based on the number of shares held if such waiver or termination exceeds 25,000 shares of Common Stock (or other securities on an as-converted basis) per individual or 100,000 shares of Common Stock (or other securities on an as-converted basis) in the aggregate.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

          (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent

                                      13.

annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  COVENANTS OF THE COMPANY

     3.1  BASIC FINANCIAL INFORMATION AND REPORTING.

          (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (C) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (D) So long as an Investor (with its affiliates) shall own not less than two hundred fifty thousand (250,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto).

          (E) For a period of three (3) years following the Company's Initial Public Offering, the Company shall furnish to each Major Investor copies of the Company's Form 10-Ks, Form 10-Qs, Form 8-Ks and Annual Reports to shareholders promptly after such documents are filed with the SEC.

     3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be

                                      14.

reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of and agrees to be bound by the confidentiality provisions of this Section 3.3.

     3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of its Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5 EMPLOYEE LOCK-UP AND STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to a "market stand-off" requirement substantially similar to that set forth in Section 2.13 hereof and shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (ii) seventy-five percent (75%) of such stock shall vest on a monthly basis over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     3.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in a form acceptable to the Investors and the Company.

     3.7 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Articles of Incorporation and Bylaws shall provide (i) for elimination of the liability of directors to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

     3.8 BOARD OBSERVATION RIGHTS. So long as Intel Corporation ("Intel") and its affiliates continue to own at least Two Hundred Fifty Thousand (250,000) shares of the Company's Series B Preferred Stock, until the effectiveness of the registration statement covering the Company's Initial Public Offering, the Company shall allow one representative designated by Intel (which representative shall be approved by the Company's Board of Directors, such approval not to be unreasonably withheld) to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and, in connection therewith, the

                                      15.

Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise (including annual budgets and operating plans), which the Company provides to its Board of Directors; provided, however, that at the request of the Board of Directors, the Intel representative will leave the meeting (or not be provided with materials) if and when (and only with respect to the limited period or materials that) the Board of Directors believes in good faith that sensitive information will be discussed or disclosed that should not be shared with Intel employees.

     3.9  NONDISCLOSURE AGREEMENT.

          (A) The terms and conditions of the investment in the Company by Intel Corporation ("Intel"), including pursuant to this Agreement, the Series D Stock Purchase Agreement (the "Purchase Agreement") the Voting Agreement and the Right of First Refusal and Co-Sale Agreement (the "Co-Sale Agreement") (collectively, the "Financing Terms"), shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

          (B) Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by Intel. No other announcement regarding Intel's investment in the Company in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent.

          (C) Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that Intel is an Investor in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.

          (D) In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws regulations) to disclose the Financing Terms, in contravention of the provisions of this Section 3.9, such party (the "Disclosing Party") shall provide Intel with prompt written notice of that fact so that Intel may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Financing Terms which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by Intel.

                                      16.

          (E) The provisions of this Section 3.9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 91232 dated February 18, 1998, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

          (F) All notices required under this section shall be made pursuant to
Section 5.8 of this Agreement.

     3.10 QUALIFIED SMALL BUSINESS.

          (A) During the period of time (the "Investor's Holding Period") any shares of Preferred Stock are held by an Investor or a transferee in whose hands such shares of Preferred Stock are eligible for classification as Qualified Small Business Stock (a "Qualified Transferee"), the Company will use its commercially reasonable best efforts to satisfy the "active business requirement" of section 1202(e) of the Code. Without limiting the foregoing, during the Investor's Holding Period the Company will use its commercially reasonable best efforts to use at least 80 percent (by value) of its assets in one or more "qualified trades or businesses," defined in section 1202(e)(3) of the Code as any trade or business other than:

              (I) any trade or business involving the performance of services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, consulting, athletics, financial services, brokerage services or any other trade or business the principal asset of which is the reputation or skill of one or more employees;

              (II) any banking, insurance, financing, leasing, investing or similar business;

              (III) any farming business (including the business of raising or harvesting trees);

              (IV) any business involving the production or extraction of products of a character with respect to which a deduction is allowable under section 613 or 613A of the Code (relating to depletion); or

              (V) any business of operating a hotel, motel, restaurant or similar business.

          (B) During the Investor's Holding Period, the Company will use its commercially reasonable best efforts not to permit more than 10 percent of the value of the Company's assets (in excess of liabilities) to consist of stock or securities of any other corporation which is not a subsidiary of the Company (other than assets described in section 1202(e)(6) of the Code, relating to working capital). For purposes of this Section 3.10 (b), a subsidiary is a corporation in which the Company owns more than 50 percent of the combined

                                      17.

voting power of all classes of voting stock and more than 50 percent in value of all outstanding stock of such corporation.

          (C) During the Investor's Holding Period, the Company will use its commercially reasonable best efforts not to permit more than 10 percent of the total value of the Company's assets to consist of real property not used in the active conduct of a qualified trade or business. For purposes of this Section
3.10 (c), the ownership of, dealing in or renting of real property is not treated as the active conduct of a qualified trade or business.

          (D) During the Investor's Holding Period, the Company shall submit all such reports to its shareholders and to the Internal Revenue Service ("IRS") as may be prescribed by the IRS. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a certificate, executed by the Company's Chief Executive Officer or Chief Financial Officer and in a form satisfactory to the Investor, informing the Investor whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code; provided, however, that the Company shall not be required to provide more than four (4) such certificates to any Investor in any 12 month period. The Company's obligation to furnish such certificate pursuant to this Section 3.10
(d) shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

          (E) During the Investor's Holding Period, the Company shall notify each Investor (i) at least 10 business days prior to taking or omitting to take any action which action or omission could reasonably be expected to cause the Preferred Stock to cease to be eligible for classification as Qualified Small Business Stock and (ii) of any other action or occurrence that constitutes a breach of the Company's covenants set forth herein, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur. The Company acknowledges that, in such event, an Investor or Qualified Transferee may wish to sell such Investor's or Qualified Transferee's Preferred Stock promptly and, in such event, the Company will use its commercially reasonable best efforts, subject to compliance with applicable securities laws, to facilitate such a sale of Preferred Stock by any Investor or Qualified Transferee.

          (F) For the one-year period following the date of issuance of the Series D Preferred shares, the Company shall not redeem or otherwise repurchase shares of its stock having an aggregate value (at the time of purchase) which, when combined with the aggregate value of shares redeemed or repurchased during the period commencing on the date that is one year prior to the date hereof ("the Redemption Measurement Date"), other than Excluded Repurchases, would exceed five percent of the value of all of the Company's outstanding stock on the Redemption Measurement Date.

          (G) During the Investor's Holding Period, and to the extent that each of the following limits do not prevent the Company from relocating its assets or hiring employees outside California to improve the profitability or productivity of the Company, the Company will use its commercially reasonable best efforts:

                                      18.

               (I) to use at least 80 percent (by value) of its assets in the active conduct of one or more qualified trades or businesses within California, determined in accordance with section 18152.5(e) of the Revenue & Taxation Code; and

               (II) to have no more than 20 percent of the Company's total payroll expense be attributable to employment located outside of California.

          (H) During the Investor's Holding Period, the Company shall submit all such reports to its shareholders and to the California Franchise Tax Board ("FTB") as may be prescribed by the FTB, including filing FTB Form 3565, Small Business Stock Questionnaire, with its California franchise or income tax return for the current income year and providing a copy of the same to the Investors.

          (I) During the Investor's Holding Period, the Company shall notify each Investor at least 15 days prior to taking or omitting to take any action which action or omission could reasonably be expected to cause the Shares to cease to be eligible for classification as California Qualified Small Business Stock, in which case the provisions of the last sentence of Subsection (e) of this Section 3.10 shall apply.

          (J) All covenants of the Company contained in this Section 3.10 shall survive and remain in effect following the completion of the Initial Public Offering; provided, however, that, following the Initial Public Offering, and subject to the Company's continuing obligations under Sections 3.10(d) and (e) above, the Company shall not be prohibited from taking or omitting to take any action which would cause the capital stock of the Company to cease to be eligible for classification as Qualified Small Business Stock if the Board of Directors of the Company expressly determines in good faith that such action or omission is necessary to protect the best interests of the Company and its shareholders.

     3.11 LEGENDS. The Company shall within sixty (60) days after the Closing Date cause each of the shares of the Company's Common and Preferred Stock to bear the legends required by the Purchase Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.

     3.12 ISSUANCE OF ADDITIONAL SHARES. The Company will not issue any authorized but unissued shares of Series D Preferred Stock without the consent of the Company's Board of Directors, which consent shall include the director nominee of the Investors affiliated with Technology Crossover Management II, L.L.C.

     3.13 DIRECTED SHARE PROGRAM. In the event of an Initial Public Offering, the Company shall request that the managing underwriters of the Initial Public Offering establish a directed share program (the "Program") in connection with the Initial Public Offering. The Program shall consist of at least that number of shares of capital stock determined by dividing $2,000,000 by the Initial Public Offering price (the "Program Shares"). The Company shall cause the managing underwriters to give priority to the holders of the Company's Series D Preferred Stock (the "Series D Holders") with respect to the Program Shares in allocating the shares available for purchase in the Program. The Series D Holders, pro rata in accordance with their relative holdings of Series D Preferred Stock, shall have the option, but not the obligation, to

                                      19.

purchase all or any portion of the Program Shares at the Initial Public Offering price. Series D Holders exercising the right to purchase their full pro rata amount of the Program Shares shall have the further right to purchase any non-fully exercising Series D Holder's Program Shares. The Program Shares shall be subject to the 180 day lock-up pursuant to Section 2.13 hereof.

     3.14 TERMINATION OF COVENANTS. With the exception of Section 3.10 hereof, all covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the effectiveness of the registration statement pertaining to the Initial Public Offering; provided, however, that the covenants set forth in Section 3.1(e) will expire three (3) years after the closing of the Company's Initial Public Offering.

SECTION 4.  RIGHTS OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its Pro Rata Share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.7 hereof. Each Investor's "Pro Rata Share" is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or
(iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. If the price of the Equity Securities is not in cash, then the Board of Directors shall determine the fair market value cash equivalent of such Equity Securities for purposes of this notice.

     4.3 RIGHTS OF OVERSUBSCRIPTION. If not all of the Investors elect to purchase their Pro Rata Share of the Equity Securities (unless a material portion of the Equity Securities are to be issued to an investor who (together with its affiliates) has not previously invested in the Company and a majority in interest of the Investors elect not to purchase their Pro Rata Shares of such Equity Securities), in which case the Right of Oversubscription set forth herein shall not

                                      20.

apply), then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares (the "Unsubscribed Shares"). Each such Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the Unsubscribed Shares. However, if more than one such Investor elects to purchase the Unsubscribed Shares, each such Investor shall be entitled to purchase only the portion of such Unsubscribed Shares equal to (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) held by such Investor immediately prior to the issuance of the Equity Securities divided by
(B) the total number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) held by all such Investors who elect to purchase the Unsubscribed Shares immediately prior to the issuance of the Equity Securities.

     4.4 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

     4.5 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal and over subscription established by this Section 4 shall not apply to the Company's Initial Public Offering, and shall terminate upon the effective date of the registration statement pertaining to the Initial Public Offering.

     4.6 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.7 EXCLUDED SECURITIES. The rights of first refusal and over subscription established by this Section 4 shall have no application to any of the following Equity Securities:

          (A) Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) and Series A Preferred Stock issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or in connection with services rendered to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (B) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                                      21.

          (C) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (D) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (E)  shares of Common Stock issued upon conversion of the Shares;

          (F) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

          (G) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

          (H) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

SECTION 5.  MISCELLANEOUS.

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                      22.

  5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  5.6     AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of: (i) the Company; (ii) the Holders of at least two-thirds of the Registrable Securities then outstanding, voting as a separate class; and (iii) if such amendment materially adversely affects solely the rights, preferences, and privileges of the Series D Preferred Stock, the written consent of the holders of at least fifty percent (50%) of the Series D Preferred Stock then outstanding, voting together as a separate class shall also be required.

          (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of: (1) the Holders of at least a two-thirds of the Registrable Securities; and, (2) if such waiver materially adversely affects solely the rights, preferences or privileges of the Series D Preferred Stock the written consent of the holders of at least fifty percent (50%) of the Series D Preferred Stock then outstanding shall also be required.

          (C) Sections 3.8 and 3.9 of this Agreement may not be amended or modified, and no waiver with respect thereto shall be effective, without the written consent of Intel.

          (D) Section 3.10, Section 3.12, Section 3.13 and Section 3.14 (as relates to Section 3.10, Section 3.12 and Section 3.13) of this Agreement may not be amended or modified, and no waiver with respect thereto shall be effective, without the written consent of Technology Crossover Management II, L.L.C.

  5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

  5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address or addresses as set

                                      23.

forth on the signature pages hereof or Exhibit A hereto or at such other address or addresses as such party may designate by ten (10) days advance written notice to the other parties hereto.

  5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

  5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  5.12 AGGREGATION OF HOLDINGS. All shares of Preferred Stock (or Common Stock issuable or issued upon conversion thereof) held or acquired by affiliated entities or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

                                      24.

     IN WITNESS WHEREOF, the parties hereto have executed this INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:

COPPER MOUNTAIN NETWORKS, INC.


By: /s/  RICHARD GILBERT
   _________________________________________
   Richard Gilbert
   President and Chief Executive Officer

INVESTORS:

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By: Technology Crossover Management II, L.L.C.,
Its: Investment General Partner


By: /s/  ROBERT C. BENSKY
   _________________________________________
   Robert C. Bensky
   Chief Financial Officer


TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:  General Partner


By: /s/  ROBERT C. BENSKY
   _________________________________________
   Robert C. Bensky
   Chief Financial Officer

                                      25.

TCV II (Q), L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:  General Partner


By: /s/  ROBERT C. BENSKY
   _________________________________________
   Robert C. Bensky
   Chief Financial Officer


TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:  General Partner


By: /s/  ROBERT C. BENSKY
   _________________________________________
   Robert C. Bensky
   Chief Financial Officer


TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its:  Investment General Partner


By: /s/  ROBERT C. BENSKY
   _________________________________________
   Robert C. Bensky
   Chief Financial Officer


JULIET CHALLENGER, INC.


By: /s/ ANDREW H. McQUARRIE
   _________________________________________
   Andrew H. McQuarrie
   Vice President

                                      26.

HENRY L. HILLMAN, ELSIE HILLIARD HILLMAN AND
C.G. GREFENSTETTE, TRUSTEES OF THE HENRY L.
HILLMAN TRUST U/A DATED NOV. 18, 1985


By: /s/  C.G. GREFENSTETTE
   _________________________________________
   C.G. Grefenstette, Trustee


C.G. GREFENSTETTE AND THOMAS G. BIGLEY,
TRUSTEES, U/A/T DATED 12/30/76 FOR CHILDREN
OF JULIET LEA HILLMAN SIMONDS


By: /s/  C.G. GREFENSTETTE
   __________________________________________
   C.G. Grefenstette, Trustee

By: /s/  THOMAS G. BIGLEY
   __________________________________________
   Thomas G. Bigley, Trustee


C.G. GREFENSTETTE AND THOMAS G. BIGLEY,
TRUSTEES U/A/T DATED 12/30/76 FOR CHILDREN
OF HENRY LEA HILLMAN, JR.


By: /s/  C.G. GREFENSTETTE
   _________________________________________
   C.G. Grefenstette, Trustee

By: /s/  THOMAS G. BIGLEY
   _________________________________________
   Thomas G. Bigley, Trustee


C.G. GREFENSTETTE AND THOMAS G. BIGLEY,
TRUSTEES U/A/T DATED 12/30/76 FOR CHILDREN
OF WILLIAM TALBOTT HILLMAN


By: /s/  C.G. GREFENSTETTE
   _________________________________________
   C.G. Grefenstette, Trustee

By: /s/  THOMAS G. BIGLEY
   _________________________________________
   Thomas G. Bigley, Trustee

                                      27.

C.G. GREFENSTETTE AND THOMAS G. BIGLEY,
TRUSTEES U/A/T DATED 12/30/76 FOR CHILDREN
OF AUDREY HILLMAN FISHER


By: /s/  C.G. GREFENSTETTE
   _________________________________________
   C.G. Grefenstette, Trustee

By: /s/  THOMAS G. BIGLEY
   _________________________________________
   Thomas G. Bigley, Trustee


THE HILLMAN FOUNDATION


By: /s/  ROBERT W. WERTZ
   _________________________________________
   Ronald W. Wertz
   President


HENRY L. HILLMAN FOUNDATION


By: /s/  RONALD W. WERTZ
   _________________________________________
   Ronald W. Wertz
   President


CHARTER GROWTH CAPITAL, L.P.


By: /s/  KEVIN J. McQUILLAN
   _________________________________________
   Kevin J. McQuillan


CGC INVESTORS, L.P.


By: /s/  KEVIN J. McQUILLAN
   _________________________________________
   Kevin J. McQuillan

                                      28.

CHARTER GROWTH CAPITAL CO-INVESTMENT FUND, L.P.


By: /s/  KEVIN J. McQUILLAN
   _________________________________________
   Kevin J. McQuillan


RHO MANAGEMENT TRUST I
By:  RHO Management Company, Inc.
As Investment Advisor


By:  /s/ JOSHUA RUCH
   _________________________________________
Name:    Joshua Ruch
     _______________________________________
Title:   President
      ______________________________________


MORGAN STANLEY VENTURE PARTNERS III, L.P.


By:  /s/ ROBERT LOARIE
   _________________________________________
   Robert Loarie


MORGAN STANLEY VENTURE INVESTORS III, L.P.


By:  /s/ ROBERT LOARIE
   _________________________________________
   Robert Loarie


THE MORGAN STANLEY VENTURE PARTNERS
ENTREPRENEUR FUND, L.P.


By:  /s/ ROBERT LOARIE
   _________________________________________
   Robert Loarie



UMBTRU

By: /s/ JOHN DeMARCO
   _________________________________________
   John DeMarco

                                      29.

BAYVIEW INVESTORS V, L.P.


By: /s/ TERRY OTTON
   _________________________________________
   Terry Otton
   CFO Robertson Stephens


LINCOLN INVESTORS, L.P.
By:  CHM Capital Management Corp.
     Its General Partner


By: /s/ COREY M. HOROWITZ
   _________________________________________
   Corey M. Horowitz
   Its President


ANDREESSEN 1996 LIVING TRUST


By: /s/ MICHAEL MOHR
   _________________________________________
   Michael Mohr, Trustee


ULTIMA PARTNERS LIMITED


By: /s/ GLORIA J. HIGGINS
   _________________________________________
   Gloria J. Higgins


RANDALL M. BAUM & BETSY S. BAUM, TRUSTEES
FBO THE BAUM FAMILY REV TRUST
UTA DATED 2-21-97


By: /s/ RANDALL M. BAUM
   _________________________________________
   Randall M. Baum, Trustee

                                      30.

CANAAN EQUITY, L.P.
By:  Canaan S.B.I.C. Partners II LLC
     Its General Partner


By: /s/ ERIC A. YOUNG
   _________________________________________
  Eric A. Young
  Member/Manager


INTERWEST PARTNERS VI, LP
By:  InterWest Management Partners VI, LLC
     Its General Partner


By: /s/ PHILIP T. GIANOS
   _________________________________________
   Philip T. Gianos
   General Partner


INTERWEST INVESTORS VI, LP
By:  InterWest Management Partners VI, LLC
     Its General Partner


By: /s/ PHILIP T. GIANOS
   _________________________________________
   Philip T. Gianos
   General Partner


GREYLOCK EQUITY LIMITED PARTNERSHIP
By:  Greylock Equity GP Limited
     Its General Partner


By: /s/ ROGER EVANS
   _________________________________________
   Roger Evans
   A General Partner

                                      31.

SUTTER HILL VENTURES
a California Limited Partnership


By: /s/  TRENCH COXE
   _________________________________________
   Tench Coxe
   General Partner


TOW PARTNERS
a California Limited Partnership

By: /s/  PAUL M. WYTH
   _________________________________________
   Paul M. Wyth
   General Partner

ANVEST, L.P.

By: /s/  DAVID L. ANDERSON
   _________________________________________
   David L. Anderson
   General Partner

/s/  G. LEONARD BAKER, JR.
____________________________________________
G. Leonard Baker, Jr.

/s/  DAVID L. ANDERSON
____________________________________________
David L. Anderson

/s/  WILLIAM H. YOUNGER, JR.
____________________________________________
William H. Younger, Jr.,
Trustee of the Younger Living Trust

/s/  S. MASTON
____________________________________________
Wells Fargo Bank, Trustee
SHV M/P/T FBO William H. Younger, Jr.

/s/  TENCH COXE
____________________________________________
Tench Coxe

                                      32.

/s/  S. MASTON
____________________________________________
Wells Fargo Bank, Trustee
SHV M/P/T FBO Tench Coxe


/s/  RONALD L. PERKINS
____________________________________________
Ronald L. Perkins


/s/  S. MASTON
____________________________________________
Wells Fargo Bank, Trustee
SHV M/P/T FBO Sherryl W. Hossack, Acct. No. 506192


MATRIX PARTNERS IV, L.P.
By:  Matrix IV Management Co., L.P.
     Its General Partner


By: /s/  JOHN C. BOYLE
   _________________________________________
   John C. Boyle
   General Partner


MATRIX IV ENTREPRENEURS FUND, L.P.
By:  Matrix IV Management Co., L.P.
     Its General Partner


By: /s/  JOHN C. BOYLE
   _________________________________________
   John C. Boyle
   General Partner


GC&H INVESTMENTS


By: /s/  JOHN L. CARDOZA
   _________________________________________
   John L. Cardoza
   Executive Partner

                                      33.

WS INVESTMENT COMPANY 97B


By: /s/  STEVEN BOCHNER
   --------------------------------------
   Steven Bochner


COMDISCO, INC.


By: /s/  JIM LABE
   --------------------------------------
   Jim Labe
   President of Comdisco Ventures Division


INTEL CORPORATION


By:  /s/ ARVIND SODHANI
   --------------------------------------
Name: Arvind Sodhani
     ------------------------------------
Title: Vice President & Treasurer
      -----------------------------------

 /s/  JOSEPH D. MARKEE
-----------------------------------------
Joseph D. Markee


 /s/  DAVID HELFRICH
-----------------------------------------
David Helfrich


 /s/  MOLLY MILLER
-----------------------------------------
Molly Miller


 /s/  KEVIN GALLAGHER
-----------------------------------------
Kevin Gallagher
Gallagher Public Relations

                                      34.

 /s/  RICHARD GILBERT
____________________________________________
Richard Gilbert


KOREA TECHNOLOGY BANKING CORPORATION


By: /s/  JUNG-KYOO YANG
   _________________________________________
   Jung-Kyoo Yang
   Chief Officer/International Business


 /s/  DAVID MARINO
____________________________________________
David Marino


 /s/  CRAIG IRVING
____________________________________________
Craig Irving


 /s/  JASON HUGHES
____________________________________________
Jason Hughes


 /s/  WILLIAM SAHLMAN
____________________________________________
William Sahlman


 /s/  NICK LIPPIS
____________________________________________
Nick Lippis


 /s/  GREGORY SANDS
____________________________________________
Gregory Sands

SAUNDERS HOLDING, L.P.

By: /s/  DAVID GOLOB
____________________________________________
David Golob

 /s/  DAVID L. ANDERSON
____________________________________________
David L. Anderson, Trustee
The Anderson Living Trust

                                      35.

                                    EXHIBITS
Exhibit A -- Schedule of Investors

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                                      NAME AND ADDRESS
                                      ----------------
TCV II, V.O.F.                                       InterWest Investors VI, L.P.
56 Main Street, Suite 210                            3000 Sand Hill Road
Millburn, New Jersey 07041                           Building 3, Suite 255
(973) 467-5320                                       Menlo Park, California 94025

575 High Street, Ste. 400
Palo Alto, CA 94301
(650) 614-8200

Technology Crossover Ventures II, L.P.               InterWest Partners VI, L.P.
56 Main Street, Suite 210                            3000 Sand Hill Road
Millburn, New Jersey 07041                           Building 3, Suite 255
(973) 467-5320                                       Menlo Park, California  94025

575 High Street, Ste. 400
Palo Alto, CA 94301
(650) 614-8200

TCV II (Q), L.P.                                     Canaan Equity, L.P.
56 Main Street, Suite 210                            2884 Sand Hill Road, Ste. 115
Millburn, New Jersey 07041                           Menlo Park, CA 94205
(973) 467-5320

575 High Street, Ste. 400
Palo Alto, CA 94301
(650) 614-8200

TCV II Strategic Partners, L.P.                      Matrix Partners IV, L.P.
56 Main Street, Suite 210                            2500 Sand Hill Road, Suite 113
Millburn, New Jersey 07041                           Menlo Park, CA  94025
(973) 467-5320                                       (415) 854-3131

575 High Street, Ste. 400
Palo Alto, CA 94301
(650) 614-8200

                                      NAME AND ADDRESS
                                      ----------------
Technology Crossover Ventures II. C.V.               Greylock Equity Limited Partnership
56 Main Street, Suite 210                            One Federal Street, 26th Floor
Millburn, New Jersey 07041                           Boston, MA  02110
(973) 467-5320                                       (415) 493-5600

575 High Street, Ste. 400                            755 Page Mill Road, Suite A-100
Palo Alto, CA 94301                                  Palo Alto, CA 94304-1018
(650) 614-8200                                       Attn:  Roger Evans
                                                     (650) 493-5525

Juliet Challenger, Inc.                              Sutter Hill Ventures,
Attn:  Andrew H. McQuarrie                           a California Limited Partnership
824 Market Street, Suite 900                         755 Page Mill Road
Wilmington, DE  19801                                Suite A-200
                                                     Palo Alto, CA  94304
                                                     (650) 493-5600

Henry L. Hillman, Elsie Hilliard Hillman             C.G. Grefenstette and Thomas G. Bigley,
and C.G. Grefenstette, Trustees of the               Trustees U/A/T dated 12/30/76 for
Henry L. Hillman Trust U/A dated                     Children of Audrey Hillman Fisher
Nov. 18, 1985                                        Attn:  Maurice White
Attn:  Maurice White                                 1800 Grant Building
1800 Grant Building                                  Pittsburgh, PA 15219
Pittsburgh, PA 15219                                 (412) 338-3457
(412) 338-3457

C.G. Grefenstette and Thomas G. Bigley,              The Hillman Foundation
Trustees U/A/T dated 12/30/76 for Children           Attn:  Maurice White
of Juliet Lea Hillman Simonds                        2000 Grant Building
Attn:  Maurice White                                 Pittsburgh, PA 15219
1800 Grant Building                                  (412) 338-3457
Pittsburgh, PA 15219
(412) 338-3457

C.G. Grefenstette and Thomas G. Bigley,              Henry L. Hillman Foundation
Trustees U/A/T dated 12/30/76 for Children           Attn:  Maurice White
of Henry Lea Hillman, Jr.                            2000 Grant Building
Attn:  Maurice White                                 Pittsburgh, PA 15219
1800 Grant Building                                  (412) 338-3457
Pittsburgh, PA 15219
(412) 338-3457

                                      NAME AND ADDRESS
                                      ----------------
C.G. Grefenstette and Thomas G. Bigley,              Charter Growth Capital
Trustees U/A/T dated 12/30/76 for Children           Attn:  Kevin J. McQuillan
of William Talbott Hillman                           525 University Avenue, Suite 1500
Attn:  Maurice White                                 Palo Alto, CA 94301
1800 Grant Building                                  (650) 325-6953
Pittsburgh, PA 15219
(412) 338-3457

CGC Investors, L.P.                                  William Kevin Gallagher
Attn:  Kevin J. McQuillan                            1301 Marina Village Parkway, Ste. 215
525 University Avenue, Suite 1500                    Alameda, CA 94501
Palo Alto, CA 94301                                  (510) 749-6800
(650) 325-6953

Morgan Stanley Venture Investors III, L.P.           Morgan Stanley Venture Partners
Attn: Robert Loarie                                  III, L.P.
3000 Sand Hill Road                                  Attn: Robert Loarie
Building 4, Suite 250                                3000 Sand Hill Road
Menlo Park, CA 94025                                 Building 4, Suite 250
(650) 233-2500                                       Menlo Park, CA 94025
                                                     (650) 233-2500

Charter Growth Capital Co-Investment Fund, L.P.      Morgan Stanley Venture Partners
Attn:  Kevin J. McQuillan                            Entrepreneur Fund, L.P.
525 University Avenue, Suite 1500                    Attn: Robert Loarie
Palo Alto, CA 94301                                  3000 Sand Hill Road
(650) 325-6953                                       Building 4, Suite 250
                                                     Menlo Park, CA 94025
                                                     (650) 233-2500

UMBTRU                                               Bayview Investors V, L.P.
Attn: John DeMarco                                   c/o BancBoston Robertson Stephens
UMB Bank                                             Attn: Terry Otton
1 Battery Park Plaza, 8/th/ Floor                    555 California Street, Suite 2600
New York, NY 10004                                   San Francisco, CA 94104
(212) 968-1990                                       (415) 676-2936

Lincoln Investors, L.P.                              Randall M. Baum & Betsy S. Baum
Attn: Corey M. Horowitz                              Trustees FBO The Baum Family
885 Third Avenue, Suite 2900                         Rev Trust UTA dated 2-21-97
New York, NY 10022                                   2180 Carmelita Avenue
(212) 829-5770                                       Hillsborough, CA 94010

                                      NAME AND ADDRESS
                                      ----------------
Matrix IV Entrepreneurs Fund, L.P.                   Ultima Partners Limited
2500 Sand Hill Road, Suite 113                       Attn:  Gloria J. Higgins
Menlo Park, CA  94025                                Synetics S.F.S. Inc.
(650) 854-3131                                       1775 Sherman Street, Suite 1350
                                                     Denver, CO 80203
                                                     (303) 832-0815

David L. Anderson                                    Tow Partners,
755 Page Mill Road                                   a California Limited Partnership
Suite A-200                                          755 Page Mill Road, Suite A-200
Palo Alto, CA  94304                                 Palo Alto, CA  94304
(650) 493-5600                                       (650) 493-5600

Andreessen 1996 Living Trust                         William H. Younger, Jr., Trustee
c/o Michael G. Mohr                                  of the Younger Living Trust
16615 Lark Avenue, Suite 101                         755 Page Mill Road
Los Gatos, CA 95030                                  Suite A-200
(408) 358-3316                                       Palo Alto, CA  94304
                                                     (650) 493-5600

Intel Corporation                                    Wells Fargo Bank, Trustee
Treasury Department, SC4-210                         SHV M/P/T FBO Sherryl W. Hossack
Attn:  Laila Partridge                               c/o Wells Fargo Bank
2200 Mission College Blvd.                           Business Retirement Programs
Santa Clara, CA  95052                               Account. No. 506192
(408) 765-5446                                       Attention: Vicki Bandel
                                                     MAC 0101 021
                                                     420 Montgomery, 2nd Floor
                                                     San Francisco, CA  94104
                                                     (415) 396-2260

Joseph D. Markee                                     David Helfrich
c/o Copper Mountain Networks, Inc.                   c/o Copper Mountain Networks, Inc.
3931 Sorrento Valley Boulevard                       3931 Sorrento Valley Boulevard
San Diego, CA  92121                                 San Diego, CA  92121

Ronald L. Perkins                                    Comdisco Ventures
755 Page Mill Road                                   Attn:  Jill Hanses
Suite A-200                                          6111 North River Road
Palo Alto, CA  94304                                 Rosemont, IL 60018
(650) 493-5600                                       (847) 518-5466

                                      NAME AND ADDRESS
                                      ----------------
GC&H Investments                                     Korea Technology Banking Corporation
c/o Cooley Godward llp                               Attn:  Mr. Sung Kyoo Yang
One Maritime Plaza, 20th Floor                       Chief Officer, International Business
San Francisco, CA  94111                             KTB Building, 20/th/ Floor
                                                     45-21 Yoido-dong, Youngdeungpo-ku
                                                     Seoul 150-010 Korea
                                                     (82-2) 3878-7691

Wells Fargo Bank, Trustee                            Craig Irving
SHV M/P/T FBO William H. Younger, Jr.                510 West Broadway, Suite 2020
Attention: Vicki Bandel                              San Diego, CA 92101
MAC 0101 021
420 Montgomery,2/nd/ Floor
San Francisco, CA 94104

Gallagher Public Relations                           David B. Marino
1301 Marina Village Parkway, Ste. 215                510 West Broadway, Suite 2020
Alameda, CA 94501                                    San Diego, CA 92101
(510) 749-6800
                                                     Jason Hughes
Anvest L.P.                                          510 West Broadway, Suite 2020
755 Page Mill Road                                   San Diego, CA 92101
Suite A-200
Palo Alto, CA 94304
(650) 493-5600

Molly M. Miller                                      Richard Gilbert
2628 Laguna Street                                   Copper Mountain Networks
San Francisco, CA 94123                              2470 Embarcadero Way
                                                     Palo Alto, CA 94303
                                                     (650) 858-8500

Wells Fargo Bank Trustee                             Tench Coxe
SHV M/P/T FBO Tench Coxe                             755 Page Mill Road
Attn:  Vicki Bandel                                  Suite A-200
420 Montgomery Street, 2/nd/ Floor                   Palo Alto, CA 94304
MAC 0101 021                                         (650) 493-5600
(415) 396-3739

                                      NAME AND ADDRESS
                                      ----------------
Nick Lippis                                          G. Leonard Baker, Jr.
13 Patriots Way                                      755 Page Mill Road
Hingham, MA 02043                                    Suite A-200
                                                     Palo Alto, CA 94304
                                                     (650) 493-5600

William Sahlman                                      David L. Anderson, Trustee
Harvard Business School                              The Anderson Living Trust
Baker West 373, Folgers Field Station                755 Page Mill Road, Suite A-200
Boston, MA 02163                                     Palo Alto, CA 94304
                                                     (650) 493-5600

David Golob                                          Saunders Holding, L.P.
755 Page Mill Road, Suite A-200                      755 Page Mill Road, Suite A-200
Palo Alto, CA 94304                                  Palo Alto, CA 94304
(650) 493-5600                                       (650) 493-5600